QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.21.2

ALLOS THERAPEUTICS, INC.

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

MICHAEL E. SCHICK

        This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Second Amendment") is entered into effective as of September 7, 2011, by and between ALLOS THERAPEUTICS, INC. (the "Company") and MICHAEL E. SCHICK ("Executive") (collectively, the "Parties").

RECITALS:

        WHEREAS, the Parties entered into an Employment Agreement in September 2010 (the "Employment Agreement"); and

        WHEREAS, modifications are needed to bring the Employment Agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, in consideration of the promises, mutual covenants, the above recitals, and the agreements herein set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and Executive hereby agree as follows:

        1.     The following language shall be added to the end of Section 11(c) of the Employment Agreement as a separate paragraph below Section 11(c):

    "Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred unless the transaction or event giving rise to the Change in Control also constitutes a "change in control event" as defined under Treasury Regulation Section 1.409A-3(i)(5)."

        2.     Except as modified herein, the terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

        3.     This Second Amendment may not be amended, modified, superseded, canceled, renewed or expanded, or any terms or covenants hereof waived, except by a writing executed by each of the Parties hereto or, in the case of a waiver, by the party waiving compliance.

        4.     If any contest or dispute shall arise under this Second Amendment, each party hereto shall bear its own legal fees and expenses.

        5.     This Second Amendment and all disputes relating to this Second Amendment shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado. The Parties hereto acknowledge that this Second Amendment constitutes the minimum contacts to establish personal jurisdiction in Colorado and agree to a Colorado court's exercise of personal jurisdiction. The Parties hereto further agree that any disputes relating to this Second Amendment shall be brought in courts located in the State of Colorado.

        6.     This Second Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. The execution of this Second Amendment may be by actual or facsimile signature.

        IN WITNESS WHEREOF, the Parties hereto have each duly executed this SECOND AMENDMENT TO EMPLOYMENT AGREEMENT effective as of the date and year first written above.

ALLOS THERAPEUTICS, INC.
By:	/s/ PAUL L. BERNS
Name: Paul L. Berns Title: President and Chief Executive Officer
EXECUTIVE:
/s/ MICHAEL E. SCHICK MICHAEL E. SCHICK

Signature Page to Second Amendment to
Employment Agreement

QuickLinks

  Exhibit 10.21.2
ALLOS THERAPEUTICS, INC. SECOND AMENDMENT TO EMPLOYMENT AGREEMENT MICHAEL E. SCHICK
RECITALS